SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2019

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FFNW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Certain Officers

On December 23, 2019, First Financial Northwest, Inc. (the “Company”), and the Company’s subsidiary First Financial Northwest Bank (the “Bank”) announced two management changes effective December 18, 2019.

Current Interim Chief Credit Officer, Simon Soh, was appointed Senior Vice President and Chief Credit Officer of the Bank. In his new role, Mr. Soh will oversee the Bank’s credit function and assume responsibility for its credit policies, procedures and processes.

In addition, Dalen D. Harrison, previously Senior Vice President and Chief Deposit Officer, was promoted to Senior Vice President and Chief Banking Officer.  In her new role, Ms. Harrison will focus on deposit and loan production growth for the Bank, including leading efforts to expand the C&I portfolio and SBA lending in the markets the Bank directly serves, while also focusing on expanding the Bank’s customer base and each customer’s financial relationship with the Bank.

A press release announcing these changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1 Press Release dated December 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: December 23, 2019	By: /s/ Richard P. Jacobson
Richard P. Jacobson Executive Vice President and Chief Financial Officer